HIGH INCOME OPPORTUNITY FUND, INC.
                          10f-3 REPORT
               April 1, 1997 through July 31, 1997



Trade                         Par Value/     Unit      % of
Issuer              Date      Selling Dealer      Shares
Price          Issue

Extendicare         11/25/97       NationsBanc         4,575,000
$100.000  10.00%
9.35 due12/15/2007            Montgomery Securities

Espirit Telecom          12/12/97       Lehman Brothers
8,029,616  100.000       12.37
11.500% due 12/15/2007

Alllegiance Telecom  1/29/97       Morgan Stanley      4,400,000
56.287          8.38